UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 6, 2016

The First of Long Island Corporation

(Exact name of the registrant as specified in its charter)

New York	001-32964	11-2672906
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10 Glen Head Road
Glen Head, New York	11545
(Address of principal executive offices)	(Zip Code)

(516) 671-4900

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with a separation and release agreement between The First of Long Island Corporation (the “Company”), The First National Bank of Long Island (the “Bank”) and Sallyanne K. Ballweg dated December 6, 2016 (the “Separation Agreement”), Ms. Ballweg will retire as Senior Executive Vice President of the Company and the Bank and Corporate Secretary of the Company, effective as of the close of business on December 31, 2016.

The Separation Agreement provides that Ms. Ballweg’s current employment agreement with the Company and the Bank will terminate as of the close of business on December 31, 2016. In consideration of her non-solicitation covenants under the Separation Agreement and her full and final release of any claims against the Company and the Bank, Ms. Ballweg will receive a severance payment of $150,000 and title to her Bank-owned automobile. The foregoing description of the Separation Agreement does not purport to be complete and it is qualified in its entirety by reference to the copy of the Separation Agreement that is included as Exhibit 10.1 to this Current Report and incorporated by reference into this Item 5.02.

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Item 9.01.              Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.	Not Applicable.

(b)	Pro Forma Financial Information.	Not Applicable.

(c)	Shell Company Transactions.	Not Applicable.

(d)	Exhibits	Description
	10.1	Separation and Release Agreement by and between Sallyanne K. Ballweg, The First of Long Island Corporation and The First National Bank of Long Island, dated December 6, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The First of Long Island Corporation

(Registrant)

/s/ Mark D. Curtis

Mark D. Curtis

SEVP, CFO & Treasurer

Dated: December 9, 2016